EXHIBIT 99.1



MILACRON
Manufacturing Technologies   News Release




Note: At 1 p.m. EDT on 7/30, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is (913) 981-4900. A replay of the call will be made available from 4 p.m. on 7/30 through midnight on 8/6 at www.milacron.com or dial-in at (719) 457-0820 or (888) 203-1112: access code 107530.



                    MILACRON Q2 SALES AND SEGMENT EARNINGS
                            IN LINE WITH GUIDANCE;

                    OUTLOOK POSITIVE AS NEW ORDERS INCREASE


CINCINNATI, OHIO, July 30, 2004...Milacron Inc. (NYSE: MZ) today reported a net loss of $27.8 million, or $0.64 per share, in the second quarter of 2004 on sales of $192 million. The loss included $14.6 million in refinancing costs and $1.7 million in restructuring costs, as well as a one-time non-cash writeoff which added $6.4 million to interest expense. In comparison, in the second quarter of 2003 the company had sales of $182 million and a net loss of $91.3 million, or $2.72 per share, which included $6.3 million in after-tax restructuring costs, a $3.0 million after-tax loss from discontinued operations and a $70.8 million writedown of deferred tax assets.

Second quarter 2004 sales and segment earnings were within the range of the guidance issued by Milacron in April. New orders in the second quarter of 2004 were $200 million, up 5% over the second quarter of 2003 and up 7% over the first quarter of this year, as the backlog of unshipped orders grew by $8 million. The company also reaffirmed its positive outlook for the rest of the year.

Before interest, taxes, restructuring and refinancing costs, earnings from continuing operations in the second quarter of 2004 improved significantly to a $4.8 million profit from a $4.0 million loss in the second quarter of 2003. (See reconciliation table.)

Cash used by operating activities in the most recent quarter was $3.9 million, which included a $10.4 million annual interest payment on the company's Eurobonds, since retired. Milacron continued to reduce its primary working capital, cutting it to 21.8% of sales, down almost five full percentage points from 26.5% in the third quarter last year. A major contributor to this gain was the ongoing implementation of Lean manufacturing techniques, which led to higher year-over-year inventory turns in each of the company's operations.


                                    -more-


 MILACRON INC. - 2090 FLORENCE AVE. - CINCINNATI, OHIO 45206 - 513.487.5000 -
                               WWW.MILACRON.COM

"The second quarter was significant for Milacron in many respects," said Ronald D. Brown, chairman, president and chief executive officer. "Importantly, we completed major refinancing transactions that have provided us with a much stronger capital structure. Our new orders in the quarter exceeded $200 million for the first time in over three years. We completed the sale of our grinding wheel business, the last of our discontinued metalworking operations, and we concluded the bulk of our company-wide operational restructuring activities. This means we are now able to devote all our energies to what we are known for, namely providing our customers around the world with the best in technology and service."

SEGMENT RESULTS

MACHINERY TECHNOLOGIES-NORTH AMERICA (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America and India) Stronger demand in several key markets - packaging, construction, automotive, medical and consumer goods - led to new orders of $87 million, up from $83 million in the second quarter of 2003, while sales rose to $83 million, up 11% over the same period last year. This increased sales volume, together with cost-savings from restructuring actions and favorable one-time items of about $1 million, helped improve segment earnings, despite higher pension costs, to $3.4 million, compared to a segment loss of $1.6 million in the year-ago quarter.

MACHINERY TECHNOLOGIES-EUROPE (machinery and related parts and services for injection molding and blow molding supplied from Europe) Demand for Milacron's European-built machinery was primarily export driven and grew significantly, reflecting strength in packaging, consumer goods and medical markets. Second quarter new orders in this segment were $46 million, an 18% jump over the second quarter of 2003, while sales rose 9% to $42 million. Almost $2.5 million of the increases in new orders and sales were the result of favorable currency translation. Helped by higher sales volumes and recent cost-cutting measures, segment earnings improved to $1.3 million compared to a loss of $1.8 million in the year-ago quarter.

MOLD TECHNOLOGIES (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) Sales in North America were relatively flat with those of the second quarter of 2003, but, despite higher insurance costs, profitability improved as a result of earlier restructuring measures. Continued weakness in European mold-making markets, which have shown double-digit declines year to date in 2004, accounted for an overall drop in segment sales in the second quarter to $40 million from $43 million a year ago. Also, highly competitive pricing in Europe precluded passing on increases in raw material costs, especially for steel. As a consequence, this segment reported an operating loss of $0.1 million in the quarter, compared to operating earnings of $0.1 million in 2003.

INDUSTRIAL FLUIDS (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Sales of $28 million were up from $26 million in the second quarter a year ago, reflecting strong auto production and increasing industrial activity in North America, as well as favorable currency translation of European sales. Segment earnings declined to $3.4 million from $3.7 million a year ago, primarily as a result of higher insurance and pension costs.


                                    -more-


 MILACRON INC. - 2090 FLORENCE AVE. - CINCINNATI, OHIO 45206 - 513.487.5000 -
                               WWW.MILACRON.COM

OUTLOOK

"Our outlook for 2004 remains positive, as the manufacturing sector of the economy continues to rebound," Brown said. "Capacity utilization rates of U.S. plastics processors reached 83.7% in June. This is the highest level in almost four years, which bodes well for our machinery businesses. Our backlog is up 14% from year-ago levels, our pipeline of probable new machine orders continues to grow and pricing is beginning to stabilize despite the somewhat dampening effect from an overhang of used machines that have recently come onto the market.

"Sales in our non-machinery businesses - plastics supplies, mold components and services, as well as industrial fluids - have also begun to pick up in North America, as many of our customers' end markets have begun to strengthen. While Western Europe is showing slow growth in 2004, Eastern European markets are expanding, and Asian markets, particularly China and India, continue to grow at a rapid pace. Our new business in these areas reflects that growth, validating our strategy to increase our presence in developing markets. Year to date, we've had sales in excess of $80 million outside our traditional U.S. and Western European markets, a double-digit increase over the first half of last year.

"As demand continues to grow, we are beginning to see some improvement in pricing for our products, which, on the whole, should offset rising raw material costs. Higher sales volumes in the second half of the year should also help us realize the full benefit of our recent restructuring actions and enable us to return to profitability in the fourth quarter," Brown concluded.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).


CONTACT: AL BEAUPRE  (513) 487-5918


                                Tables Attached


 MILACRON INC. - 2090 FLORENCE AVE. - CINCINNATI, OHIO 45206 - 513.487.5000 -
                               WWW.MILACRON.COM

MILACRON INC. AND SUBSIDIARIES
                                                                                                     SECOND QUARTER 2004
------------------------------------------------------------------------------------------------------------------------
                                                       THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                            JUNE 30,                               JUNE 30,
                                               -----------------------------------   -----------------------------------
                                                     2004              2003                2004              2003
------------------------------------------------------------------------------------------------------------------------
SALES                                            $ 191,745,000     $ 181,608,000       $ 380,678,000     $ 371,770,000

LOSS FROM CONTINUING OPERATIONS                    (27,971,000)      (88,309,000)        (43,964,000)      (95,881,000)
 Per Share
   Basic                                                 (0.64)            (2.63)              (1.14)            (2.86)
   Diluted                                               (0.64)            (2.63)              (1.14)            (2.86)

GAIN (LOSS) FROM DISCONTINUED OPERATIONS               126,000        (2,968,000)           (477,000)       (3,717,000)
 Per Share
   Basic                                                  -                (0.09)              (0.01)            (0.11)
   Diluted                                                -                (0.09)              (0.01)            (0.11)

NET LOSS                                           (27,845,000)      (91,277,000)        (44,441,000)      (99,598,000)
 Per Share
   Basic                                                 (0.64)            (2.72)              (1.15)            (2.97)
   Diluted                                               (0.64)            (2.72)              (1.15)            (2.97)


COMMON SHARES
 Weighted average outstanding for basic EPS         43,429,000        33,608,000          38,671,000        33,588,000
 Weighted average outstanding for diluted EPS       43,429,000        33,608,000          38,671,000        33,588,000
 Outstanding at quarter end                         35,666,000        33,816,000          35,666,000        33,816,000


-------------------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.

CONSOLIDATED EARNINGS
Milacron Inc. and Subsidiaries
                                                                                                 SECOND QUARTER 2004
--------------------------------------------------------------------------------------------------------------------
(IN MILLIONS, EXCEPT PER-SHARE DATA)                       THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                JUNE 30,                         JUNE 30,
                                                   -------------------------------   -------------------------------
                                                        2004            2003              2004            2003
--------------------------------------------------------------------------------------------------------------------
SALES                                                $   191.7       $   181.6         $   380.6         $   371.8
 Cost of products sold                                   156.2           149.7             312.3             308.1
 Cost of products sold related to restructuring             -              3.8                -                3.8
                                                   ------------    ------------      ------------      ------------
   Manufacturing margins                                  35.5            28.1              68.3              59.9
     Percent of sales                                     18.5%           15.5%             17.9%             16.1%

OTHER COSTS AND EXPENSES
   Selling and administrative                             30.8            34.3              61.7              64.5
   Refinancing costs (a)                                  14.6              -               21.0                -
   Restructuring costs (b)                                 1.7             2.5               2.8               8.5
   Other expense - net                                    (0.1)            1.6               1.3               2.3
                                                   ------------    ------------      ------------      ------------
     Total other costs and expenses                       47.0            38.4              86.8              75.3
                                                   ------------    ------------      ------------      ------------
OPERATING LOSS                                           (11.5)          (10.3)            (18.5)            (15.4)

Interest expense - net of interest income (c)            (15.3)           (5.8)            (23.2)            (11.0)
                                                   ------------    ------------      ------------      ------------
LOSS FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES                                            (26.8)          (16.1)            (41.7)            (26.4)

Provision for income taxes (d)                             1.1            72.2               2.2              69.5
                                                   ------------    ------------      ------------      ------------
LOSS FROM CONTINUING OPERATIONS                          (27.9)          (88.3)            (43.9)            (95.9)

DISCONTINUED OPERATIONS - NET OF INCOME TAXES (E)          0.1            (3.0)             (0.5)             (3.7)
                                                   ------------    ------------      ------------      ------------
NET LOSS                                             $   (27.8)      $   (91.3)        $   (44.4)        $   (99.6)
                                                   ============    ============      ============      ============
LOSS PER COMMON SHARE - BASIC AND DILUTED
   CONTINUING OPERATIONS                             $   (0.64)      $   (2.63)        $   (1.14)        $   (2.86)
   DISCONTINUED OPERATIONS                                  -            (0.09)            (0.01)            (0.11)
                                                   ------------    ------------      ------------      ------------
     NET LOSS                                        $   (0.64)      $   (2.72)        $   (1.15)        $   (2.97)
                                                   ============    ============      ============      ============

(a) In the first quarter, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second quarter, represents costs that resulted from the refinancing and recapitalization of the company.

(b) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

(c) In the second quarter of 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(d) In 2003, includes a second quarter charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(e) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

-------------------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.

CONSOLIDATED BALANCE SHEETS
Milacron Inc. and Subsidiaries

                                                                          SECOND QUARTER 2004
-----------------------------------------------------------------------------------------------
(IN MILLIONS)                                                            JUNE 30,    JUNE 30,
                                                                          2004        2003
-----------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                               $    42.0   $    67.2
Notes and accounts receivable-net (a)                                       124.7        94.3
Inventories                                                                 130.0       145.2
Other current assets                                                         51.0        62.5
Assets of discontinued operations (b)                                          -         14.9
                                                                       ----------- -----------
   TOTAL CURRENT ASSETS                                                     347.7       384.1
Property, plant and equipment - net                                         131.4       147.1
Goodwill                                                                     83.1       147.6
Other noncurrent assets                                                     116.1       113.6
                                                                       ----------- -----------
   TOTAL ASSETS                                                         $   678.3   $   792.4
                                                                       =========== ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term borrowings and long-term debt due within one year (c)        $     6.7   $   160.3
Trade accounts payable and advance billings and deposits                     87.0        73.7
Accrued and other current liabilities                                       102.4       110.2
Liabilities of discontinued operations (b)                                     -          8.4
                                                                       ----------- -----------
   TOTAL CURRENT LIABILITIES                                                196.1       352.6
Long-term accrued liabilities                                               225.1       241.5
Long-term debt                                                              236.2       155.0
Shareholders' equity                                                         20.9        43.3
                                                                       ----------- -----------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $   678.3   $   792.4
                                                                       =========== ===========

(a) In 2003, excludes receivables for continuing operations of $32.1 million that were sold under the receivables sale program.

(b) Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations in 2003.

(c) In 2004, the revolving credit facility was undrawn, excluding outstanding letters of credit of $21.4 million. In 2003, $42.0 million was drawn, excluding letters of credit of $11.9 million.
-------------------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.

CONSOLIDATED CASH FLOWS
Milacron Inc. and Subsidiaries
                                                                                                              SECOND QUARTER 2004
---------------------------------------------------------------------------------------------------------------------------------
(IN MILLIONS)                                                            THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                               JUNE 30,                        JUNE 30,
                                                                   --------------------------------------------------------------
                                                                         2004          2003               2004          2003
------------------------------------------------------------------------------------------------    -----------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
OPERATING ACTIVITIES CASH FLOWS
   Net Loss                                                           $ (27.8)      $ (91.3)           $ (44.4)      $ (99.6)
   Loss from discontinued operations                                      0.7           3.0                1.3           3.7
   Adjustment of loss on sale of Grinding Wheels                         (0.8)            -               (0.8)            -
   Depreciation and amortization                                          5.1           5.6               10.4          11.3
   Refinancing costs                                                     14.6             -               21.0             -
   Restructuring costs                                                    1.7           6.3                2.8          12.3
   Working capital changes
        Notes and accounts receivable (a)                                (1.6)          0.5              (31.6)          1.9
        Inventories                                                       0.8          10.4                0.9           7.6
        Other current assets                                              5.1          (0.7)              (5.7)          7.9
        Other current liabilities                                        (3.1)        (22.7)              (5.3)        (32.5)
   Deferred income taxes and other - net                                  1.4          71.6                5.3          65.1
                                                                   -----------   -----------        -----------   -----------
        NET CASH USED BY OPERATING ACTIVITIES                            (3.9)        (17.3)             (46.1)        (22.3)

INVESTING ACTIVITIES CASH FLOWS
   Capital expenditures                                                  (1.4)         (1.7)              (2.9)         (3.0)
   Divestitures                                                           8.0             -                8.0         (24.4)
   Acquisitions and other - net                                          (0.1)          2.0                0.2          (4.2)
                                                                   -----------   -----------        -----------   -----------
        NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                  6.5           0.3                5.3         (31.6)

FINANCING ACTIVITIES CASH FLOWS
   Issuance of long-term debt                                           219.8             -              219.8             -
   Repayments of long-term debt                                        (145.2)         (0.5)            (260.6)         (1.0)
   Increase (decrease) in short-term borrowings                         (82.1)          0.7               58.3          (1.3)
   Debt issuance costs                                                  (13.6)            -              (21.9)            -
   Dividends paid                                                        (0.2)         (0.4)              (0.2)         (0.8)
                                                                   -----------   -----------        -----------   -----------
        NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                (21.3)         (0.2)              (4.6)         (3.1)

EFFECT OF EXCHANGE RATE FLUCTUATIONS ON CASH
   AND CASH EQUIVALENTS                                                  (0.6)          3.5               (1.2)          7.0
CASH FLOWS RELATED TO DISCONTINUED OPERATIONS                            (0.7)         (1.4)              (4.2)         (5.1)
                                                                   -----------   -----------        -----------   -----------
DECREASE IN CASH AND CASH EQUIVALENTS                                   (20.0)        (15.1)             (50.8)        (55.1)

Cash and cash equivalents at beginning of period                         62.0          82.3               92.8         122.3

                                                                   -----------   -----------        -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $  42.0       $  67.2            $  42.0       $  67.2
                                                                   ===========   ===========        ===========   ===========

(a) In the six months ended June 30, 2004, includes $33 million representing the effect of the repayment of the amounts that were previously sold on the receivables sale program.
-------------------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.

SEGMENT AND SUPPLEMENTAL INFORMATION
Milacron Inc. and Subsidiaries
                                                                                           SECOND QUARTER 2004
---------------------------------------------------------------------------------------------------------------
(IN MILLIONS)                                           THREE MONTHS ENDED                SIX MONTHS ENDED
                                                            JUNE 30,                        JUNE 30,
                                                 --------------------------------------------------------------
                                                      2004(A)       2003(A)            2004(A)       2003(A)
--------------------------------------------------------------------------------    ---------------------------
MACHINERY TECHNOLOGIES NORTH AMERICA
   Sales                                           $     83.2    $     74.7         $    160.5    $    163.0
   Operating cash flow (b)                                5.3           0.7                6.7          5.2
   Segment earnings (loss)                                3.4          (1.6)               2.8          0.5
      Percent of sales                                    4.1%         -2.1%               1.7%         0.3%
   New orders                                            87.2          83.5              166.3        168.4

MACHINERY TECHNOLOGIES EUROPE
   Sales                                           $     42.4    $     38.9         $     84.9    $    73.9
   Operating cash flow (b)                                2.3          (0.8)               4.5         (0.5)
   Segment earnings (loss)                                1.3          (1.8)               2.4         (2.5)
      Percent of sales                                    3.1%         -4.6%               2.8%        -3.4%
   New orders                                            45.7          38.8               85.7         72.1

MOLD TECHNOLOGIES
   Sales                                           $     39.9    $     43.0         $     83.2    $    87.6
   Operating cash flow (b)                                1.5           1.8                4.5          3.8
   Segment earnings (loss)                               (0.1)          0.1                1.3          0.4
      Percent of sales                                   -0.3%          0.2%               1.6%         0.5%
   New orders                                            40.5          42.5               83.5         87.2

ELMINATIONS
   Sales                                           $     (1.5)   $     (1.3)        $     (1.9)   $    (4.3)
   New orders                                            (1.0)         (1.4)              (2.3)        (2.6)

   TOTAL PLASTICS TECHNOLOGIES
     Sales                                         $    164.0    $    155.3         $    326.7    $   320.2
     Operating cash flow (b)                              9.1           1.7               15.7          8.5
     Segment earnings (loss)                              4.6          (3.3)               6.5         (1.6)
        Percent of sales                                  2.8%         -2.1%               2.0%        -0.5%
     New orders                                         172.4         163.4              333.2        325.1

INDUSTRIAL FLUIDS
   Sales                                           $     27.7    $     26.3         $     53.9    $    51.6
   Operating cash flow (b)                                3.9           4.2                6.9          8.2
   Segment earnings                                       3.4           3.7                5.9          7.2
      Percent of sales                                   12.3%         14.1%              10.9%        14.0%
   New orders                                            27.8          26.3               54.0         51.6

TOTAL CONTINUING OPERATIONS
   Sales                                           $    191.7    $    181.6         $    380.6    $   371.8
   Operating cash flow (b)                                9.9           1.6               15.7          8.2
   Segment earnings                                       8.0           0.4               12.4          5.6
   Refinancing costs (c)                                (14.6)            -              (21.0)           -
   Restructuring costs (d)                               (1.7)         (6.3)              (2.8)       (12.3)
   Corporate expenses                                    (2.9)         (3.7)              (6.2)        (7.2)
   Other unallocated expenses (e)                        (0.3)         (0.7)              (0.9)        (1.5)
                                                  ------------  ------------       ------------  ------------
   Operating loss                                       (11.5)        (10.3)             (18.5)       (15.4)
     Percent of sales                                    -6.0%         -5.7%              -4.9%        -4.1%
   New orders                                           200.2         189.7              387.2        376.7
   Ending backlog                                        97.7          85.4               97.7         85.4

(a) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(c) In the first quarter, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second quarter, represents costs that resulted from the refinancing and recapitalization of the company.

(d) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

(e)  Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.
-------------------------------------------------------------------------------

Note:  These statements are unaudited and subject to year-end adjustments.

RECONCILIATION OF CONSOLIDATED EARNINGS TO INTERNAL REPORTING MEASURES Milacron Inc. and Subsidiaries

                                                                                            SECOND QUARTER 2004

---------------------------------------------------------------------------------------------------------------
(IN MILLIONS, EXCEPT PER-SHARE DATA)                        THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                  JUNE 30,                    JUNE 30,
                                                       --------------------------------------------------------
                                                          2004              2003         2004            2003
---------------------------------------------------------------------------------------------------------------
NET LOSS                                               $ (27.8)          $ (91.3)      $ (44.4)        $ (99.6)
DISCONTINUED OPERATIONS-NET OF INCOME TAXES (a)           (0.1)              3.0           0.5             3.7
                                                       --------          --------      --------        --------
LOSS FROM CONTINUING OPERATIONS                          (27.9)            (88.3)        (43.9)          (95.9)
Provision for income taxes (b)                            (1.1)            (72.2)         (2.2)          (69.5)
                                                       --------          --------      --------        --------

LOSS FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                          (26.8)            (16.1)        (41.7)          (26.4)
Interest expense - net of interest income (c)             15.3               5.8          23.2            11.0
                                                       --------          --------      --------        --------

OPERATING LOSS                                           (11.5)            (10.3)        (18.5)          (15.4)

Refinancing costs (d)                                     14.6                 -          21.0               -
Restructuring costs (e)                                    1.7               6.3           2.8            12.3
                                                       --------          --------      --------        --------

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE
   INTEREST, INCOME TAXES, REFINANCING
   COSTS AND RESTRUCTURING COSTS                         $ 4.8            $ (4.0)        $ 5.3          $ (3.1)
                                                       ========          ========      ========        ========
LOSS PER COMMON SHARE - BASIC AND DILUTED
   CONTINUING OPERATIONS                               $ (0.64)          $ (2.63)      $ (1.14)        $ (2.86)
   DISCONTINUED OPERATIONS                                   -             (0.09)        (0.01)          (0.11)
                                                       --------          --------      --------        --------

      Net loss                                         $ (0.64)          $ (2.72)      $ (1.15)        $ (2.97)
                                                       ========          ========      ========        ========

(a) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(b) In 2003, includes a second quarter charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(c) In the second quarter of 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(d) In the first quarter, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second quarter, represents costs that resulted from the refinancing and recapitalization of the company.

(e) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.
-------------------------------------------------------------------------------

Note:  These statements are unaudited and subject to year-end adjustments.

HISTORICAL INFORMATION
OPERATING RESULTS REFLECTING WIDIA, WERKO, VALENITE, GRINDING WHEELS, AND ROUND TOOLS AS DISCONTINUED OPERATIONS
--------------------------------------------------------------------------------------------------------------------------------
(IN MILLIONS, EXCEPT PER-SHARE DATA)

                                                2002                                   2003                           2004
                                 ---------------------------------------- -------------------------------------- ------------------
                                   Qtr 1    Qtr 2   Qtr 3   Qtr 4   Year    Qtr 1   Qtr 2  Qtr 3   Qtr 4    Year    Qtr 1    Qtr 2
------------------------------------------------------------------------- -------------------------------------- ------------------
SALES                             $158.5   $169.9  $173.3  $191.5   $693.2  $190.2  $181.6  $170.2  $197.7   $739.7  $188.9  $191.7
Cost of products sold              133.2    138.5   141.7   158.2    571.6   158.4   149.7   139.0   158.2    605.3   156.1   156.2
Cost of products sold related to
  restructuring                      -        -       -       1.9      1.9      -      3.8      -     (0.5)     3.3     -       -
                                 --------   ------- ------ ------- --------  ------ ------- ------- ------- -------- ------- -------
  TOTAL COST OF PRODUCTS SOLD      133.2    138.5   141.7   160.1    573.5   158.4   153.5   139.0   157.7    608.6   156.1   156.2
                                 --------   ------- ------ ------- --------  ------ ------- ------- ------- -------- ------- -------

  Manufacturing margins             25.3     31.4    31.6    31.4    119.7    31.8    28.1    31.2    40.0    131.1    32.8    35.5

OTHER COSTS AND EXPENSES
  Selling and administrative        28.8     31.0    30.9    30.3    121.0    30.2    34.3    30.7    33.8    129.0    30.9    30.8
  Goodwill impairment charge         -        -       -       -        -       -       -      52.3    13.3     65.6     -       -
  Refinancing costs                  -        -       -       -        -       -       -       1.0     0.8      1.8     6.4    14.6
  Restructuring costs                5.0      2.9     1.9     2.2     12.0     6.0     2.5     6.4     8.9     23.8     1.1     1.7
  Other - net                       (3.5)     2.6     1.5    (0.6)     -       0.7     1.6    (1.2)   (1.4)    (0.3)    1.4    (0.1)
                                 --------   ------- ------ ------- --------  ------ ------- ------- ------- -------- ------- -------
  Total other costs and expenses    30.3     36.5    34.3    31.9    133.0    36.9    38.4    89.2    55.4    219.9    39.8    47.0
                                 --------   ------- ------ ------- --------  ------ ------- ------- ------- -------- ------- -------

OPERATING LOSS                      (5.0)    (5.1)   (2.7)   (0.5)   (13.3)   (5.1)  (10.3)  (58.0)  (15.4)   (88.8)   (7.0)  (11.5)

Interest expense - net of
  interest income                   (5.6)    (6.1)   (6.5)   (5.1)   (23.3)   (5.2)   (5.8)   (5.9)   (6.1)   (23.0)   (7.9)  (15.3)
                                 --------   ------- ------ ------- --------  ------ ------- ------- ------- -------- ------- -------


LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF CHANGE
  IN METHOD OF ACCOUNTING          (10.6)   (11.2)   (9.2)   (5.6)   (36.6)  (10.3)  (16.1)  (63.9)  (21.5)  (111.8)  (14.9)  (26.8)

Provision (benefit) from income
  taxes                             (3.6)    (3.3)   (4.7)   (6.6)   (18.2)   (2.7)   72.2     1.8     1.4     72.7     1.1     1.1
                                 --------   ------- ------ ------- --------  ------ ------- ------- ------- -------- ------- -------

EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS BEFORE CUMULATIVE
  EFFECT OF CHANGE IN METHOD OF
  ACCOUNTING                        (7.0)    (7.9)   (4.5)    1.0    (18.4)   (7.6)  (88.3)  (65.7)  (22.9)  (184.5)  (16.0)  (27.9)

DISCONTINUED OPERATIONS-NET OF
  INCOME TAXES
  Loss from operations              (6.1)    (7.9)  (10.4)   (0.8)   (25.2)   (0.7)   (3.0)   (2.0)   (0.7)    (6.4)   (0.6)   (0.7)
  Net gain (loss) on divestitures    -      (15.3)   29.4    (5.7)     8.4     -       -       -      (0.8)    (0.8)    -       0.8
                                --------   ------- ------  ------- --------  ------ ------- ------- ------- -------- ------- -------
   Total discontinued operations   (6.1)    (23.2)   19.0    (6.5)   (16.8)   (0.7)   (3.0)   (2.0)   (1.5)    (7.2)   (0.6)    0.1

CUMULATIVE EFFECT OF CHANGE IN
  METHOD OF ACCOUNTING           (187.7)      -       -       -     (187.7)    -       -       -       -        -       -       -
                                --------   ------- ------  ------- --------  ------ ------- ------- ------- -------- ------- -------

NET EARNINGS (LOSS)             $(200.8)   $(31.1)  $14.5   $(5.5) $(222.9)  $(8.3) $(91.3) $(67.7) $(24.4) $(191.7) $(16.6) $(27.8)
                                ========   ======= ======  ======= ========  ====== ======= ======= ======= ======== ======= =======

EARNINGS (LOSS) PER COMMON SHARE
  BASIC AND DILUTED (a)
    CONTINUING OPERATIONS       $(0.21)    $(0.24) $(0.14)  $ 0.03 $ (0.56) $(0.23) $(2.63) $(1.95) $(0.68) $ (5.49) $(0.47) $(0.64)
    DISCONTINUED OPERATIONS      (0.18)     (0.69)   0.57    (0.20)  (0.50)  (0.02)  (0.09)  (0.06)  (0.04)   (0.21)  (0.02)   -
    CUMULATIVE EFFECT OF CHANGE
      IN METHOD OF ACCOUNTING    (5.62)      -       -        -      (5.61)   -       -       -       -        -       -       -
                                --------   ------- ------  ------- --------  ------ ------- ------- ------- -------- ------- -------
         NET EARNINGS (LOSS)    $(6.01)    $(0.93) $ 0.43   $(0.17)$ (6.67) $(0.25) $(2.72) $(2.01) $(0.72) $ (5.70) $(0.49) $(0.64)
                                ========   ======= ======  ======= ========  ====== ======= ======= ======= ======== ======= =======

------------------------------------------------------------------------------------------------------------------------------------

(a)  For all periods presented, basic and diluted earnings per share are identical.


HISTORICAL SEGMENT AND SUPPLEMENTAL INFORMATION
REFLECTS THE PRESENTATION OF WIDIA, WERKO, VALENITE, GRINDING WHEELS, AND ROUND TOOLS AS DISCONTINUED OPERATIONS.
------------------------------------------------------------------------------------------------------------------------------------
(IN MILLIONS)
                                                2002                                   2003                           2004
                                 ---------------------------------------- -------------------------------------- ------------------
                                   Qtr 1    Qtr 2   Qtr 3   Qtr 4   Year   Qtr 1   Qtr 2  Qtr 3   Qtr 4    Year   Qtr 1   Qtr 2
------------------------------------------------------------------------- -------------------------------------- ------------------
MACHINERY TECHNOLOGIES NORTH
  AMERICA
      Sales                        $68.4    $74.9   $73.7   $96.6  $313.6  $88.3   $74.7  $71.6   $86.6   $321.2   $77.3  $83.2
      Operating cash flow (a)        3.9      1.8     4.0     8.2    17.9    4.5     0.7    2.8     7.4     15.4     1.4    5.3
      Segment earnings (loss)        1.4     (0.7)    1.5     5.8     8.0    2.1    (1.6)   0.9     5.3      6.7    (0.6)   3.4
      New orders                    77.6     75.5    79.4    88.0   320.5   84.9    83.5   74.4    82.0    324.8    79.1   87.2

MACHINERY TECHNOLOGIES EUROPE
      Sales                        $23.8    $27.7   $34.7   $31.2  $117.4  $35.0   $38.9  $33.4   $43.7   $151.0   $42.5  $42.4
      Operating cash flow (a)       (2.1)    (1.3)   (0.6)   (0.6)   (4.6)   0.3    (0.8)   0.6     2.4      2.5     2.2    2.3
      Segment earnings (loss)       (3.0)    (2.1)   (1.5)   (1.5)   (8.1)  (0.7)   (1.8)  (0.4)    1.5     (1.4)    1.1    1.3
      New orders                    26.8     26.4    34.7    34.1   122.0   33.3    38.8   36.9    44.5    153.5    40.0   45.7

MOLD TECHNOLOGIES
      Sales                        $45.9    $44.8   $41.1   $42.9  $174.7  $44.6   $43.0  $39.1   $42.0   $168.7   $43.3  $39.9
      Operating cash flow (a)        4.2      4.1     2.6     1.8    12.7    2.0     1.8    1.8     2.9      8.5     3.0    1.5
      Segment earnings               2.5      2.3     0.4     0.1     5.3    0.3     0.1    0.1     1.3      1.8     1.4   (0.1)
      New orders                    45.7     44.3    41.7    42.6   174.3   44.7    42.5   39.4    42.1    168.7    43.0   40.5

ELMINATIONS
      Sales                        $(2.1)   $(1.6)  $(0.9)  $(3.9)  $(8.5) $(3.0)  $(1.3) $(0.3)  $(0.8)   $(5.4)  $(0.4) $(1.5)
      New orders                    (3.0)    (1.5)   (1.9)   (3.4)   (9.8)  (1.2)   (1.4)  (0.7)   (1.0)    (4.3)   (1.3)  (1.0)

   TOTAL PLASTICS TECHNOLOGIES
      Sales                       $136.0   $145.8  $148.6  $166.8  $597.2 $164.9  $155.3 $143.8  $171.5   $635.5  $162.7  $164.0
      Operating cash flow (a)        6.0      4.6     6.0     9.4    26.0    6.8     1.7    5.2    12.7     26.4     6.6     9.1
      Segment earnings (loss)        0.9     (0.5)    0.4     4.4     5.2    1.7    (3.3)   0.6     8.1      7.1     1.9     4.6
      New orders                   147.1    144.7   153.9   161.3   607.0  161.7   163.4  150.0   167.6    642.7   160.8   172.4

INDUSTRIAL FLUIDS
      Sales                        $22.5    $24.1   $24.7   $24.7   $96.0  $25.3   $26.3  $26.4   $26.2   $104.2   $26.2   $27.7
      Operating cash flow (a)        4.2      3.6     3.8     4.3    15.9    4.0     4.2    5.2     4.3     17.7     3.0     3.9
      Segment earnings               3.8      3.3     3.4     3.9    14.4    3.5     3.7    4.8     3.7     15.7     2.5     3.4
      New orders                    22.5     24.2    24.6    24.7    96.0   25.3    26.3   26.4    26.3    104.3    26.2    27.8

TOTAL CONTINUING OPERATIONS
      Sales                       $158.5   $169.9  $173.3  $191.5  $693.2 $190.2  $181.6 $170.2  $197.7   $739.7  $188.9  $191.7
      Operating cash flow (a)        5.6      3.4     5.3     9.2    23.5    6.6     1.6    5.8    11.6     25.6     5.8     9.9
      Segment earnings (loss)        4.7      2.8     3.8     8.3    19.6    5.2     0.4    5.4    11.8     22.8     4.4     8.0
      Goodwill impairment
       charges (b)                   -        -       -       -       -      -       -    (52.3)  (13.3)   (65.6)    -       -
      Refinancing costs (c)          -        -       -       -       -      -       -     (1.0)   (0.8)    (1.8)   (6.4)  (14.6)
      Restructuring costs (d)       (5.0)    (2.9)   (1.9)   (4.1)  (13.9)  (6.0)   (6.3)  (6.4)   (8.4)   (27.1)   (1.1)   (1.7)
      Corporate expenses            (3.9)    (4.0)   (3.6)   (3.9)  (15.4)  (3.5)   (3.7)  (3.1)   (4.0)   (14.3)   (3.3)   (2.9)
      Other unallocated expenses (e)(0.8)    (1.0)   (1.0)   (0.8)   (3.6)  (0.8)   (0.7)  (0.6)   (0.7)    (2.8)   (0.6)   (0.3)
                                 --------   ------  ------ ------- ------- ------ ------- ------  ------   ------  ------  ------
      Operating earnings (loss)     (5.0)    (5.1)   (2.7)   (0.5)  (13.3)  (5.1)  (10.3) (58.0)  (15.4)   (88.8)   (7.0)  (11.5)
         Percent of sales           -3.2%    -3.0%   -1.6%   -0.3%   -1.9%  -2.7%   -5.7% -34.1%   -7.8%   -12.0%   -3.7%   -6.0%
      New orders                   169.6    168.9   178.5   186.0   703.0  187.0   189.7  176.4   193.9    747.0   187.0   200.2
      Ending backlog                74.0     75.7    80.5    76.4    76.4   74.7    85.4   91.7    92.0     92.0    89.5    97.7

 -----------------------------------------------------------------------------------------------------------------------------------

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(b) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.

(c) In 2003 and the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second quarter of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(d) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs. In 2002, also includes costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.

(e) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.

ESTIMATES AND PROJECTIONS FOR FINANCIAL MODELING        UPDATED: JULY 30, 2004


Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in
Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.


-------------------------------------------------------------------------------------------------
                                                       QUARTER ENDED              YEAR ENDED
                                                   ---------------------    ---------------------
(IN MILLIONS)                                          SEP. 30, 2004            DEC. 31, 2004
-------------------------------------------------------------------------------------------------
PROJECTED PROFIT & loss items
 Sales                                                  $188 - 200               $780 - 800
      Total plastics technologies                        160 - 170                670 - 685
      Industrial fluids                                    28 - 30                110 - 115
 Segment earnings
      Total plastics technologies                            6 - 7                  26 - 29
      Industrial fluids                                      3 - 4                  13 - 15
 Corporate and unallocated expenses  (1)                     3 - 4                  13 - 14
 Interest expense - net                                      7 - 8                  37 - 39
 Provision for income taxes                                  1 - 2                    4 - 5
 Refinancing costs                                           0 - 1                  21 - 22
 Restructuring charges                                       1 - 2                    3 - 4
                                                             -----                    -----
 Earnings (loss) after tax from
   continuing operations                                  (8) - (1)              (45) - (34)

PROJECTED CASH FLOW & balance sheet items
 Depreciation                                                5 - 6                  20 - 22
 Working capital - increase (decrease)  (2)                     (1) - (4)           0 - (10)
 Cash pension contribution                                       3                        4
 Capital expenditures                                        4 - 6                  12 - 15
 Cash interest                                               1 - 2                  34 - 37
 Cash taxes                                                    < 1                      < 3
 Cash refinancing                                            4 - 6                  35 - 37
 Cash restructuring                                          2 - 3                    8 - 9

1 Corporate and unallocated expenses  Includes corporate expenses and ongoing financing costs.
2 Working capital  = inventory + receivables - trade payables - advance billings


COMMENTS & explanations

Assumes current foreign exchange rates, and no further acquisitions, divestitures or restructuring initiatives. Excludes the effects of discontinued operations and any potential goodwill impairment charges.

For modeling purposes, weighted average number of outstanding shares for diluted earnings per share is 33.9 million in quarter 1, 43.4 million in quarter 2, 34.7 million in quarter 3, 86.2 million in quarter 4, and 40.6 million for the year (subject to change based on the outcome of the rights offering).

-------------------------------------------------------------------------------